NEWS RELEASE

POPE RESOURCES ANNOUNCES AVAILABILITY OF 2017 ANNUAL REPORT

Poulsbo, WA, April 2, 2018/PRNewswire/ - Pope Resources (NASDAQ:POPE) announced today the availability of its 2017 Annual Report on its corporate website, http://www.poperesources.com, by selecting the Investor Relations link. The Annual Report includes the President’s Letter, together with our Annual Report on Form 10-K and the other information required under Securities Exchange Act Rules 14a-3 and 14a-16 and NASDAQ Rule 5250 (d)(1)(C).

Security holders are entitled to receive a copy of the Annual Report free of charge, and may receive a copy by contacting the Partnership’s Director of Finance at (360) 697-6626. Copies of our reports also are available without charge via the Securities and Exchange Commission’s website, http://www.sec.gov/.

About Pope Resources

Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own and manage 119,000 acres of timberland and 2,000 acres of development property in Washington. In addition, Pope Resources co-invests in and consolidates three private equity timber funds that own 125,000 acres of timberland in Washington, Oregon, and California. The Partnership and its predecessor companies have owned and managed timberlands and development properties for over 160 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

Contact

Daemon Repp
Director of Finance
(360) 697-6626
investors@orminc.com

Readers are reminded that our Annual Report contains forward looking statements, and such statements are subject to the notices set forth therein. All such statements should be read in conjunction with the section of the Annual Report entitled Item 1A: Risk Factors.